Exhibit 10.1 EXECUTION VERSION AMENDMENT NO. 24 Dated as of October 20, 2023 to RECEIVABLES PURCHASE AGREEMENT Dated as of November 30, 2001 This AMENDMENT NO. 24 (this “Amendment”) dated as of October 20, 2023 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”). RECITALS WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); WHEREAS, the parties hereto wish to amend the Agreement as set forth herein; and WHEREAS, concurrently herewith, the Seller, Servicer and PNC are entering into an Eighteenth Amended and Restated Fee Letter (the “Fee Letter”). NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows: SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement. SECTION 2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages to the Agreement attached hereto as Exhibit A. SECTION 3. Certain Representations, Warranties and Covenants. Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that: (a) the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment and the Agreement (as amended

2 hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and (c) no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment. SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof provided that the Administrator shall have received: (a) counterparts to this Amendment executed by each of the parties hereto; (b) counterparts to the Fee Letter duly executed by each of the parties thereto; (c) confirmation that the “Upfront Fee” (as defined in and owing under the Fee Letter) has been paid in full; and (d) such other documents, agreements, certificates, instruments, opinions and secretary’s certificates listed on Annex A hereto or as the Administrator reasonably request prior to the date hereof SECTION 5. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. SECTION 6. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. SECTION 7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. SECTION 8. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3 SECTION 10. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof. SECTION 11. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. SECTION 12. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction. SECTION 13. Post-Closing Covenant. On or before November 3, 2023, the Seller shall deliver (or cause to be delivered) to the Administrator a favorable opinion of counsel regarding general corporate matters, enforceability and no-conflicts with organizational documents, material agreements, New York and Federal law addressed to the Issuer and Administrator, in form and substance reasonably satisfactory to the Administrator. [Signature Pages Follow]

S-1 Amendment No. 24 to Receivables Purchase Agreement (UGI) IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written. ENERGY SERVICES FUNDING CORPORATION By:___________________________________ Name: Marie-Dominique Ortiz-Landazabal Title: Vice President and Chief Financial Officer UGI ENERGY SERVICES, LLC By:___________________________________ Name: Marie-Dominique Ortiz-Landazabal Title: Vice President and Chief Financial Officer /s/ Marie-Dominique Ortiz-Landazabal /s/ Marie-Dominique Ortiz-Landazabal

S-2 Amendment No. 24 to Receivables Purchase Agreement (UGI) PNC BANK, NATIONAL ASSOCIATION, as Issuer and Administrator By: __________________________________ Name: Christopher Blaney Title: Senior Vice President /s/ Christopher Blaney

Exhibit A Amendment No. 24 to Receivables Purchase Agreement (UGI) 757861347 01917304 EXHIBIT A Amendments to the Agreement (Attached)

CONFORMED COPYEXECUTION VERSION CONFORMED THROUGH TWENTY-THIRDEXHIBIT A TO TWENTY-FOURTH AMENDMENT, DATED OCTOBER 2120, 20222023 757493920 01917304 RECEIVABLES PURCHASE AGREEMENT dated as of November 30, 2001 among ENERGY SERVICES FUNDING CORPORATION UGI ENERGY SERVICES, LLC and PNC BANK, NATIONAL ASSOCIATION

I-1757493920 01917304 EXHIBIT I DEFINITIONS As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement. “Administration Account” means the account (account number [**********], ABA number [**********]) of the Issuer maintained at the office of PNC at [**********], or such other account as may be so designated in writing by the Administrator to the Servicer. “Administrator” has the meaning set forth in the preamble to the Agreement. “Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim. “Affected Person” has the meaning set forth in Section 1.7 of the Agreement. “Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 51% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Collections” means proceeds of accounts receivable of any of the following Persons: Pennant Midstream, LLC, a Delaware limited liability company; UGI Appalachia, LLC, a Delaware limited liability company; UGI Gibraltar Gathering, LLC, a Delaware limited liability company; UGI Moraine East Gathering, LLC, a Delaware limited liability company; and UGI Texas Creek, LLC, a Delaware limited liability company. “Agreement” has the meaning set forth in the preamble to the Agreement. “Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) the Daily BSBY Floating Rate unless such Issuer and the Seller agree in writing to use the BSBY Rate with respect to such Issuer’s Capital; provided, that the Alternate Rate applicable to any BSBY Tranche funded pursuant to a Purchase that occurs other than on a Settlement Date shall be the Daily BSBY Floating Rate for each day during the initial Settlement Period applicable to such BSBY Tranche from the date such Purchase is made pursuant to Section 1.2 until the next occurring Settlement Date, or (b) if the

I-8757493920 01917304 Year = if such Portion of Capital is funded based upon: (i) the BSBY Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable; provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. “Eligible Receivable” means, at any time, a Pool Receivable: (a) the Obligor of which is (i) (A) a United States resident and (B) not a Sanctioned Person, (ii) not a government or a governmental subdivision, affiliate or agency, provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are governments or governmental subdivisions, affiliates or agencies does not exceed fiveseven and one-half percent (57.5%) of the Outstanding Balance of all Receivables then in the Receivables Pool, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of UGI; provided, however, if the Obligor of such Receivable is either UGI Utilities, Inc., UGI Penn Natural Gas, Inc. or UGI Central Penn Gas, Inc. (provided that UGI Penn Natural Gas, Inc. and UGI Central Penn Gas, Inc. are wholly-owned subsidiaries of UGI Utilities, Inc.), such Receivable shall satisfy the requirements of this clause (a)(iv) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors of which are UGI Utilities, Inc., UGI Penn Natural Gas, Inc. and/or UGI Central Penn Gas, Inc. does not exceed $17,500,000, and (v) not a Reseller, provided, however, if the Obligor of such Receivable is a Reseller, such Receivable shall satisfy the requirements of this clause (a)(v) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are Resellers does not exceed $2,000,000, (b) that is denominated and payable only in U.S. dollars in the United States, (c) that does not have a stated maturity which is more than 45 days after the original invoice date of such Receivable; provided, however, that up to 10% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 45 days but not more than 60 days after the original invoice date of such Receivable, (d) (i) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator’s business or (ii) in the case of a Receivable arising in connection with the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, such Receivable arises under an Approved Billing Program; provided, however, that Receivables described in clause (ii) above shall not constitute Eligible Receivables to the extent that the aggregate

I-9757493920 01917304 Outstanding Balance of such Receivables exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables, (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer or conveyance, insolvency, reorganization, moratorium and other similar laws limiting the enforceability of creditors’ rights generally, as from time to time in effect, (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect, (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim, (h) that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy, (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement, (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that arise under Contracts, the terms of which do not expressly prohibit the Seller from assigning its right to receive payment under the Contract or require any consent of the related Obligor for such assignment, (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim, (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper, (m) that (i) is neither a Defaulted Receivable nor a Delinquent Receivable and (ii) either (A) is an Eligible Unbilled Receivable or (B) has been billed or invoiced to the related Obligor, (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor, (o) of an Obligor as to which Defaulted Receivables of such Obligor do not exceed 2550.0% of the Outstanding Balance of all such Obligor’s Receivables; provided, however, that amounts owing from Cooperative Industries Inc. that are more than 90 days from the original invoice date as of the Closing Date and that are being paid in accordance with a negotiated payment schedule shall not be considered Defaulted Receivables for purposes of this clause (o), and

I-11757493920 01917304 (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables exceeds 60% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool. “Facility Termination Date” means the earliest to occur of: (a) October 2018, 20232024, (b) the date determined pursuant to Section 2.2 of the Agreement and (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. “Fee Letter” has the meaning set forth in Section 1.5 of the Agreement. “GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. “Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. “Group A Obligor Percentage” means, at any time, for each Group A Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group A Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time. “Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. “Group B Obligor Percentage” means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time. “Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a

I-15757493920 01917304 “Pool Receivable” means a Receivable in the Receivables Pool. “Portion of Capital” means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, “Portion of Capital” means 100% of the Capital. “Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and UGI, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement. “Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement. “Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement. “Purchase Limit” means (i) at any time on or after October 2120, 20222023 and prior to but excluding May 1, 20232024, $150,000,000200,000,000 and (ii) at any time on and after May 1, 20232024, $75,000,000100,000,000, in each case, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement; provided, that any such reduction of the Purchase Limit then in effect pursuant to clauses (i) or (ii) above, as applicable, shall automatically and permanently reduce the amount of the Purchase Limit set forth in such other clauses above in the same proportion as the percentage of the reduction of the Purchase Limit then in effect. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital. “Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement. “Purchase Price” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement. “Purchase Report” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement. “Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds

IV-3757493920 01917304 lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originator, the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith. (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originator into Lock-Box Accounts not later than two Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than (i) Collections and, (ii) until such time as the Administrator has delivered 30 days’ written notice to the Servicer stating that Affiliate Collections may no longer be deposited in the Lock-Box Account, Affiliate Collections and (iii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments or Affiliate Collections, as applicable, do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein. (k) Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause the Originator so to mark its master data processing records pursuant to the Purchase and Sale Agreement. (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following: (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller; (ii) as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto; (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor with respect to

IV-7757493920 01917304 (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy (other than a change to the insurance provisions of any such policy) without the consent of the Administrator that would be reasonably likely to have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any other material adverse change in any Credit and Collection Policy without receiving the prior written consent of the Administrator. (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material adverse variance in the performance of the Receivables) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, no more than once annually (unless a Termination Event has occurred and is continuing or there shall be a material variance in the performance of the Receivables) to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer’s expense, a review of the Servicer’s books and records with respect to such Receivables. (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not (and shall not permit the Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith. (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to the lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not (and will not permit the Originator to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than (i) Collections and, (ii) until such time as the Administrator has delivered 30 days’ written notice to the Servicer stating that Affiliate

IV-8757493920 01917304 Collections may no longer be deposited in the Lock-Box Account, Affiliate Collections and (iii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments or Affiliate Collections, as applicable, do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein. (i) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement. (j) Reporting Requirements. UGI shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following: (i) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of UGI, balance sheets of UGI and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of UGI and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person; (ii) as soon as available and in any event within 105 days after the end of each fiscal year of such Person, a copy of the annual report for such year for such Person and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing; (iii) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to (A) the Settlement Date, an Information Package as of the most recently completed calendar month, (B) any purchase made pursuant to Section 1.2, an Information Package as of the most recent purchase, or within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (including on a semi-monthly, weekly or daily basis); (iv) as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of UGI setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto; (v) promptly after the sending or filing thereof, copies of (or notice thereof if available on EDGAR) all reports that UGI sends to any of its security holders, and copies of all reports and registration statements that UGI or any Subsidiary files with the Securities and Exchange Commission; provided, that any filings with the Securities and Exchange Commission that have been granted “confidential” treatment shall be provided promptly after such filings have become publicly available; (vi) promptly after the filing or receiving thereof, copies of all reports and notices that UGI or any of its Affiliate files under ERISA with the Internal Revenue Service, the

V-2757493920 01917304 or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, UGI or the Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph; (g) (i) the (A) Default Ratio shall exceed 2.75% or (B) Delinquency Ratio shall exceed 10.015.0% or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 9.014.0%, (C) the Dilution Ratio shall exceed 1.75% or (iii) Days’ Sales Outstanding exceeds 45 days; (h) a Change in Control shall occur with respect to the Seller, the Originator or UGI, (i) at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Issuer’s Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within five (5) Business Days of becoming aware thereof; (j) (i) UGI or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debt holders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, the Originator or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, the Originator or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, the Originator or any ERISA Affiliate or terminate any Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities, or any steps shall have been taken to terminate any